FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  KRONOS, INC.



     The undersigned officer of Kronos, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Corporation"), does hereby certify as follows:

          1. That the Corporation was originally incorporated under the name Kronos (USA), Inc. and its original certificate of incorporation was filed with the Secretary of State of the state of Delaware on October 13, 1989.

          2. That the board of directors of the Corporation, in accordance with sections 242, 245 and 141(f) of the General Corporation Law of the state of Delaware, adopted resolutions by unanimous written consent as of September 24, 2003 recommending that the existing certificate of incorporation of the Corporation, be amended and restated in its entirety to read as set forth in this First Amended and Restated Certificate of Incorporation attached hereto as Exhibit A, and ordered that such First Amended and Restated Certificate of Incorporation be submitted to the sole stockholder of the Corporation entitled to vote thereon for its approval by written consent in lieu of a special meeting of stockholders called for that purpose.

          3. That, in accordance with sections 242, 245 and 228 of the General Corporation Law of the state of Delaware, as of September 24, 2003 the sole holder of all of the outstanding shares of the Corporation's common Stock, par value $0.01 per share, approved and adopted the First Amended and Restated Certificate of Incorporation set forth on Exhibit A attached hereto by written consent in lieu of a special meeting of stockholders called for that purpose.

          4. That upon the filing and effectiveness of this First Amended and Restated Certificate of Incorporation, the certificate of incorporation of the Corporation will be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

     Kronos, Inc. has caused this certificate to be signed by Robert D. Graham, its vice president, as of September 24, 2003.


                                 KRONOS, INC.




                                 By:/s/Robert D. Graham
                                    -------------------------------------------
                                    Robert D. Graham, Vice President

KRONOS, INC. FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                                                      EXHIBIT A

                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             KRONOS WORLDWIDE, INC.


------------------------------------------------------------------------------

                                   ARTICLE I.
                                      NAME

     The name of the corporation is KRONOS WORLDWIDE, INC. (the "Corporation").

                                   ARTICLE II.
                           REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the state of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, city of Wilmington, county of New Castle, state of Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE III.
                                     PURPOSE

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware as it may be amended from time to time (the "DGCL").

                                   ARTICLE IV.
                                AUTHORIZED STOCK

     Section 4.1. Authorized Stock. The total number of shares of stock that the Corporation shall have authority to issue is 60,100,000 shares, consisting of 60,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 100,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     Section 4.2. Common Stock. The rights of the holders of common stock shall be subject to the rights of holders of Preferred Stock and any other applicable provisions of this certificate of incorporation.

     Section 4.3. Preferred Stock. The board of directors is expressly authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations,

KRONOS, INC. FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION   PAGE A-1
preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the board of directors and as are not inconsistent with this certificate of incorporation or any amendment hereto, and as may be permitted by the DGCL.

     Section 4.4. Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     Section 4.5. Stock Split. Effective as of 5:00 p.m., Eastern time, on the date this First Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the state of Delaware, the 1,000 shares of Common Stock issued and outstanding immediately prior to such time shall automatically and without any action on the part of the holder thereof, be recapitalized in the form of a split into 48,943,049 shares of Common Stock (the "Stock Split"). Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented shares of Common Stock shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Common Stock to which the holder is entitled as a result of the Stock Split. Until surrendered and exchanged in accordance herewith, each certificate that, immediately prior to such effectiveness, represented Common Stock shall represent the number of shares of Common Stock to which the holder is entitled as a result of the Stock Split.

                                   ARTICLE V.
                                    EXISTENCE

     The Corporation is to have perpetual existence.

                                   ARTICLE VI.
                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the bylaws or adopt new bylaws.

                                  ARTICLE VII.
                            MEETINGS OF STOCKHOLDERS
                              BOOKS OF CORPORATION
                              ELECTION OF DIRECTORS

     Meetings of stockholders may be held within or without the state of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not by written ballot unless the bylaws of the Corporation so provide.

KRONOS, INC. FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION   PAGE A-2

                                  ARTICLE VIII.
                                 INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify all other persons from and against all expenses, liabilities or other matters and advance expenses to all persons whom it shall have the power to indemnify.

                                   ARTICLE IX.
                               DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Delaware General Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability. Any repeal or modification of this ARTICLE by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X.
                          CERTAIN BUSINESS COMBINATIONS

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the state of Delaware.

                                   ARTICLE XI.
                   SETTLEMENTS WITH CREDITORS OR STOCKHOLDERS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

KRONOS, INC. FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION   PAGE A-3

                                  ARTICLE XII.
                                    AMENDMENT

     The Corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation or bylaws of the Corporation, from time to time, to amend this certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this certificate of incorporation or any amendment thereof are conferred subject to such right.






























KRONOS, INC. FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION   PAGE A-4